UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 24, 2008
(Date of earliest event reported: November 24, 2008)

FRESH IDEAS MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-132252	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 87 No. 8 Coastal Way, Floor 2, Construction Bank, FTZ Tianjin Province, The People’s Republic of China	300461

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 22-2576-2771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On November 24, 2008, the Board of Directors of Fresh Ideas Media, Inc. (the “Company”) dismissed Ronald R. Chadwick, P.C. as the independent auditors of the Company and appointed Stonefield Josephson, Inc. (“Stonefield Josephson”), an Independent Registered Public Accounting Firm, to serve as the Company’s independent auditors.

On November 10, 2008, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Ever Auspicious International Limited, a Hong Kong company (“HKCo”) and Bright Praise Enterprises Limited, a British Virgin Islands company (the “Bright Praise”), pursuant to which the Company acquired all of the issued and outstanding capital stock of HKCo, an inactive holding company, from Bright Praise in exchange for 11,700,000 newly-issued shares of Common Stock, representing approximately 64.64% of the issued and outstanding Common Stock (the “Exchange”). The closing of the Exchange (the “Closing”) occurred on the same day. As a result of the Exchange, HKCo became a wholly owned subsidiary of the Company, and Bright Praise became the Company’s majority stockholder.

Ronald R. Chadwick, P.C. had been the independent accountants of the Company since January 25, 2007. Their report dated January 18, 2008 on the Company’s audited financial statements for the Company’s fiscal year ended November 30, 2007 did not contain an adverse opinion or a disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles, except for a “going concern” uncertainty. During the Company’s two most recent fiscal years and the subsequent interim period through the date Ronald R. Chadwick, P.C. was dismissed, there were no disagreements between the Company and Ronald R. Chadwick, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ronald R. Chadwick, P.C.’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. During the Company’s two most recent fiscal years and the subsequent interim period through the date Ronald R. Chadwick, P.C. was dismissed, Ronald R. Chadwick, P.C. did not advise the Company as to any reportable events as set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

Stonefield Josephson has been the independent accountants for HKCo since January 8, 2008 to present. The Board of Directors determined that because the financial statements of the Company are tantamount to the financial statements of its new wholly-owned subsidiary HKCo, for reasons of continuity, Stonefield Josephson should become the independent accountants of the Company.

During the Company’s two most recent fiscal years and through the subsequent interim period ending September 30, 2008, the Company has not consulted with Stonefield Josephson regarding the application of accounting principles to a specified transaction, either completed or proposed, or any of the matters or events set forth in Item 304(a)(2) of Regulation S-K. In addition, prior to the Share Exchange, HKCo did not consult with Ronald R. Chadwick, P.C. as to any accounting or auditing matter.

The Company has requested and received from Ronald R. Chadwick, P.C., a letter, dated November 10, 2008, addressed to the Securities and Exchange Commission stating that Ronald R. Chadwick, P.C. agrees with the above statements. A copy of the Ronald R. Chadwick, P.C. letter is attached as an exhibit to this Form 8-K.

Item 5.02	Departure of Directors; Election of Directors.

Pursuant to the Exchange Agreement, Mr. Phillip E. Ray’s resignation as director of the Company became effective on November 24, 2008, the expiration date of the ten-day period following the Company’s mailing of the Schedule 14F-1 Information Statement. Pursuant to the Exchange Agreement Mr. Phillip E. Ray has previously resigned as President and Chief Executive Officer, in each case effective as of the Closing.

On November 24, 2008, Howard S. Barth, Yang Bin, Gao Yang, Qu Zhong, Kong Xiaoyan, and Cheng Weihong were elected to the Board of Directors by the sole remaining member of the Board, effective immediately.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

16	Letter dated November 24, 2008 from Ronald R. Chadwick, P.C. to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2008

FRESH IDEAS MEDIA, INC.

By:	/s/	Tong Shiping
Name:		Mr. Tong Shiping
Title:		President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16	Letter dated November 24, 2008 from Ronald R. Chadwick, P.C. to the Securities and Exchange Commission.